Exhibit 1.01

Conflict Minerals Report of Planar Systems, Inc.

In Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

Introduction

This is the Conflict Minerals Report (“Report”) for Planar Systems, Inc. (“Planar,” “we,” “us” or “our”), filed with the United States Securities and Exchange Commission (“SEC”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule13p-1”) for the calendar year ended December 31, 2014 (“2014”). Rule 13p-1 was adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are tin, tantalum, tungsten, and gold for the purposes of this assessment. “Covered Countries” are the Democratic Republic of the Congo or any adjoining country.

About Planar

Planar is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format liquid crystal displays, interactive touch screen monitors, and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. The Company has a global reach with sales offices in North America, Europe, and Asia and manufacturing facilities in the United States and France.

Initial Inquiry and Applicable Products

Planar evaluated the products it manufactured or contracted to manufacture during 2014 that contained conflict minerals that were necessary to the functionality or production of the product within the meaning of Rule 13p-1 (“Applicable 3TG Products”). Based on the evaluation, Planar determined that the following product categories may involve Applicable 3TG Products: Tiled LCD, Signage Monitors, Rear-Projection Cube Displays, Custom Commercial and Industrial Displays, and High-End Home Displays. We then undertook a reasonable country to origin inquiry, as described in Rule 13p-1, to determine the source of the relevant conflict minerals in our Applicable 3TG Products. Based on that inquiry, Planar was unable to determine that it had no reason to believe that some of the conflict minerals may have originated in a Covered Country or were not from recycled or scrap sources. Accordingly, Planar undertook the due diligence measures described in this Report.

Overview of Planar’s Due Diligence and Conflict Free Minerals Program

Planar follows the guidelines set forth by the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013), an internationally recognized due diligence framework.

1. Establish strong company management systems.

Planar has established a Conflict Free Minerals Policy which states that “Planar will not knowingly procure material supplies and components that contain minerals that directly or indirectly finance or benefit armed groups in the Democratic Republic of Congo (DRC) or an adjoining country.” We urge our suppliers to support this policy in their own procurement guidelines and provide us with accurate country of origin information.

The policy also requires Planar to:

•	Comply fully with SEC rules.

•	Conduct a reasonable country of origin inquiry to document the origins of the conflict minerals used in our products.

•	Establish reasonable objectives and targets with a goal of ascertaining and minimizing Planar’s risk with a goal of continuous improvement for our Conflict Free Minerals Program, develop a means to measure objectives and targets. Planar will also review, revise and report these measures, and overall program updates, on an annual basis.

•	Empower all employees, suppliers, vendors and contractors to take ownership in complying with the Conflict Free Minerals Policy and to escalate risks in the supply chain to management’s attention.

•	Effectively communicate to all employees this Conflict Free Minerals Policy and our Conflict Free Minerals Program.

Planar created a position for and hired a Compliance Specialist to lead our Conflict Minerals Team in support of our Conflict Free Minerals Policy. The role of the Compliance Specialist is to:

•	Facilitate compliance with all international, federal, state and local regulatory requirements for our products;

•	Provide technical as well as regulatory guidance and support services to the company and our customers;

•	Assist with the communication and coordination of Planar’s Regulatory Affairs programs, procedures and objectives throughout the organization, including the executive management team; and

•	Continuously evaluate our regulatory performance and implementation of our regulatory affairs programs.

Our Compliance Specialist coordinated with consultants and referenced the resources of industry groups to filter the smelters list and remove brokerages, misidentified smelter locations, and confirm the information provided on submitted CMRTs, among other things.

2. Identify and assess risk in the supply chain.

Planar does not source conflict minerals in its Applicable 3TG Products and has little influence over its upstream suppliers, including the indirect suppliers that purchase the conflict minerals. Planar’s Conflict Free Minerals Program includes a system for identifying and assessing risk in our supply chain, and tracking results. We use our management system to determine which direct suppliers provide us with Applicable 3TG Products. We use the EICC-GeSI Conflict Mineral Reporting Template (“CMRT”) to survey these suppliers, and we evaluate their responses for completeness, logic, degree of smelter or refiner identification, and evidence of their due diligence practices. We review the CMRTs to identify smelters and refiners complaint with the Conflict Free Smelter Initiative’s (“CFSI”) Conflict-Free Smelter Program (“CFSP”). We also compare the smelters and refiners identified in the CMRTs to lists of facilities produced by sources such as the CFSI, the Tungsten Industry-Conflict Minerals Council (“TICMC”), the London Bullion Market Association’s (“LBMA”) and the Department of Commerce’s report on world-wide processing facilities.

Planar worked with direct suppliers to clarify CMRT responses that were identified as containing incomplete or potentially inaccurate information or we otherwise believed raised a red flag. Suppliers or identified smelters that were not responsive to enquiries seeking clarification were notified by the appropriate Planar Supply Chain manger that their continued lack of cooperation would jeopardize their future standing as an approved supplier. Planar conducted a document review of available public information on the smelters and refiners identified in the CMRTs. We attempted to engage directly with a smelter and refiner in our supply chain:

•	If we could not verify the identified facility as a smelter or refiner based on the CFSI, TICMC, LBMA or Department of Commerce lists; or

•	If a smelter or refiner was not participating in the CFSP or LBMA’s Responsible Gold Guidance Program (“Responsible Gold Guidance Program”).

Planar believes two independent third-party audit programs, the CFSP and the Responsible Gold Guidance Program, are sufficient to identify smelters and refiners that do not process conflict minerals that directly or indirectly finance or benefit armed groups. Therefore, Planar did not implement due diligence measures on identified smelters and refiners that were participating in one of those programs and/or had received a “complaint” designation.

If we verified the facility was operational, we requested country of origin information on the applicable conflict minerals processed at the facility. Planar also provided to non-participating facilities information on CFSP or Responsible Gold Guidance Program.

3. Design and implement a strategy to respond to identified risks.

Planar surveyed a targeted list of approximately 130 direct suppliers, using the CMRT. Through the process described above, we identified 759 potential smelter and refiners reported to be in our supply chain at some point during 2014. Of the 759 potential processing facilities reported to be in our supply chain, 200 were compliant or participating in the audit processes of the CFSP or Responsible Gold Guidance Program. Planar reviewed industry processing facility lists and engaged with each of the remaining 559 facilities that had publically available contact information, and requested country of origin data for applicable conflict minerals. Through this document review and company engagement, Planar determined that 464 facilities had been misidentified, did not engage in smelting or refining of conflict minerals [or were no longer operational]. Of the remaining 95 facilities, 20% reported that they either did not source from Covered Countries or only processed 100% scrap or recycled material. No processing facility that responded identified sourcing conflict minerals from any Covered Country. Despite multiple communication attempts, 80% of the 95 facilities did not respond with country of origin information. We could not verify over 40 facilities as operational smelters and refiners by document review alone. Planar does not have the resources or the power to cause non-reporting processing facilities to provide the mine or location of the origin of their conflict minerals.

Smelters that continue to be unresponsive to inquiries seeking clarification will be identified and escalated back thru the supply chain to the attention of Planar’s direct supplier. The direct supplier will be notified by the appropriate Planar Supply Chain manger that the continued lack of cooperation exhibited by their upstream supply chain smelter would jeopardize their future standing as an approved supplier.

The processing facilities we identified in our process with respect to Applicable 3TG Products are attached in Annex 1.1

See Risk Mitigation and Future Due Diligence Measures below for more information concerning our risk management plans.

4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

Planar does not have the resources or expertise to audit the processing facilities in our supply chain. We use various resources described above to better understand risks and verify information. Planar also provides more information to our suppliers and to processing facilities to encourage them to participate in the CFSP or Responsible Gold Guidance Program. We intend to carry out any audit of our due diligence program required by Rule 13p-1.

[1]	Form SD requires: (1) description of applicable products, (2) the facility used to process the conflict mineral, if known, (3) the country of origin of the conflict mineral, if known, and (4) efforts to determine the mine or location of origin with the greatest possible specificity.

5. Report on supply chain due diligence.

We have filed this Conflict Mineral Report with the SEC, and it is publically available on our website. Planar also reported the findings of the supply chain risk assessment to senior management of the company.

Risk Mitigation and Future Due Diligence Measures

For 2014, Planar was able to increase its supplier response rate by 16% over the prior year. The quality of data received also improved as we have increased suppliers’ exposure to Planar’s reporting requirements and expectations. For 2013, Planar’s suppliers reported over 400 alleged smelter and refiners that were not participating in the CFSP. Due to limited resources, we had limited engagement and risk identification with these companies. In 2014, after we established better vetting processes and increased our smelter and refiner outreach efforts, Planar identified less than 100 supplier reported smelters and refiners that were not participating in the CFSP. We expect this number to shrink as public data improves and communication efforts highlight misidentified smelters and refiners and those that are no longer operational. Planar’s due diligence and risk management measures continue to improve as our conflict minerals program grows and develops.

Planar will continue to improve its due diligence measures and Conflict Free Minerals Program by taking the following steps:

•	Engage with reported smelters and refiners to gather country of origin information and encourage their participation in CFSP, Responsible Gold Guidance Program or comparable programs.

•	Work with our suppliers to provide complete and accurate information on the smelters and refiners of conflict minerals in our supply chain. This includes providing the smelters and refiners with information that will help them understand our requirements and expectations.

•	Use previously gathered due diligence information to track direct supplier performance.

•	Continue to develop and implement risk management plans in order to improve our response rates and data quality year over year.

•	Encourage further improvement in traceability programs by engagement with industry groups and third-party programs.

•	Improve our supplier selection process to include the conflict minerals reporting requirements.

Metal	Standard Name	Location	3rd Party Compliance Status	Mineral Country of Origin
Tungsten	A.L.M.T. Corp.	JAPAN	CFSP Active;	Unknown
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CFSP Active;	Japan, China
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CFSP Certified;	Unknown
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	LBMA Audited	Uzbekistan
Tin	Alpha	UNITED STATES	CFSP Certified;	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CFSP Certified;	Brazil, USA, Australia, Ghana, DRC, Tanzania, South Africa
Gold	Argor-Heraeus SA	SWITZERLAND	CFSP Certified;	Unknown
Gold	Asahi Pretec Corporation	JAPAN	CFSP Certified;	Unknown
Gold	Asaka Riken Co Ltd	JAPAN	CFSP Active;	Unknown
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CFSP Certified;	Unknown
Gold	Aurubis AG	GERMANY	CFSP Certified;	Chile, Bulgaria, Argentina, Brazil, Canada, Peru, Scrap and Recycled material
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	LBMA Audited	Philipines, other sources
Gold	Bauer Walser AG	GERMANY	CFSI List;	Unknown
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.	CHINA	No	Unknown
Gold	Boliden AB	SWEDEN	CFSP Certified;	Sweden, Finland, Ireland
Gold	C. Hafner GmbH + Co. KG	GERMANY	CFSP Certified;	Scrap/Recycled
Gold	Caridad	MEXICO	CFSI List;	Mexico
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CFSP Certified;	Australia, Philipines, Peru, Argentina
Gold	Cendres + Métaux SA	SWITZERLAND	CFSP Active;	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CFSP Certified;	Unknown
Tin	Chen-Jung Metal & Material Co., Ltd.	CHINA	No	Unknown
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CFSP Active;	China
Gold	Chimet S.p.A.	ITALY	CFSP Certified;	Scrap/Recycled
Tin	China Minmetals Corporation	CHINA	No	Peru
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA	No	China
Gold	China National Gold Group Corporation	CHINA	CFSI List;	Unknown
Gold	China Nonferrous Gold Limited (CNG) (formerly Kryso Resources Corporation Limited)	CHINA	No	Unknown
Tin	China Rare Metal Materials Company	CHINA	CFSP Active;	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	CFSP Active;	Unknown
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CFSP Active;	Unknown
Gold	Chugai Mining	JAPAN	CFSI List;	Scrap/Recycled
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CFSI List;	Tajikistan, Kyrghizstan, Unsure of additional facilities
Gold	Colt Refining	UNITED STATES	CFSI List;	Scrap/Recycled
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CFSP Certified;	Unknown
Tin	Cooper Santa	BRAZIL	CFSP Active;	Brazil
Tin	Cooperativa Dos Fundidores De Cassiterita Da Amazônia Ltda	BRAZIL	No	Unknown
Tin	CV Gita Pesona	INDONESIA	CFSP Active;	Unknown
Tin	CV Prima Timah Utama	INDONESIA	CFSI List;	Unknown
Tin	CV Serumpun Sebalai	INDONESIA	CFSP Active;	Unknown
Tin	CV United Smelting	INDONESIA	CFSP Certified;	Unknown
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CFSI List;	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CFSI List;	China

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CFSP Active;	China
Tin	Dede Kimya	ISTANBUL	No	Unknown
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CFSI List;	Unknown
Gold	Doduco GmbH	GERMANY	CFSI List;	Scrap/Recycled
Tin	Dongguan Qiandao Tin Co., Ltd	CHINA	No	Unknown
Gold	Dowa	JAPAN	CFSP Certified;	Unknown
Tantalum	Duoluoshan	CHINA	CFSP Certified;	Unknown
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CFSP Certified;	Scrap/Recycled
Tin	Elmet S.A. de C.V.	BRAZIL	No	Unknown
Tin	EM Vinto	BOLIVIA	CFSP Active;	Unknown
Gold	ESG Edelmetall-Handel GmbH & Co. KG	GERMANY	No	Unknown
Tin	Estanho de Rondônia S.A.	BRAZIL	CFSI List;	BRAZIL
Tin	Eximetal S.A.	ARGENTINA	No	Unknown
Tantalum	Exotech Inc.	UNITED STATES	CFSP Certified;	Scrap/Recycled
Tantalum	F&X Electro-Materials Ltd.	CHINA	CFSP Certified;	Unknown
Tin	Feinhütte Halsbrücke GmbH	GERMANY	No	Unknown
Tin	Fenix Metals	POLAND	CFSP Active;	Scrap/Recycled
Gold	FSE Novosibirsk Refinery (OJSC)	RUSSIAN FEDERATION	LBMA Audited	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CFSP Active;	China
Tin	Fundipar Indústria e Comércio de Metais	BRAZIL	No	Unknown
Tungsten	Ganxian Shirui New Material Company	CHINA	No	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CFSP Certified;	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CFSP Certified;	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CFSP Certified;	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CFSP Certified;	Unknown
Tin	Gejiu Yunxi Group Corp.	CHINA	No	Unknown
Tin	Gejiu Zi-Li	CHINA	CFSI List;	Unknown
Tantalum	Global Advanced Metals Aizu	UNITED STATES	CFSP Certified;	Unknown
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CFSP Certified;	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CFSP Certified;	Unknown
Tin	Grant Manufacturing & Alloying	UNITED STATES	No	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CFSI List;	Unknown
Gold	Guangdong Mingfa Precious Metal Co., Ltd.	CHINA	No	Unknown
Tungsten	Guangdong Rising Nonferrous Metal Co., Ltd.	CHINA	No	Unknown
Tungsten	Guangdong Xianglu Tungsten Co., Ltd	CHINA	CFSP Active;	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CFSP Certified;	Unknown
Tin	Guangxi Nonferrous Metal Group Co Ltd	CHINA	No	Unknown
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CFSP Certified;	Unknown
Tantalum	H.C. Starck GmbH	GERMANY	CFSP Active;	Unknown
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CFSP Certified;	Unknown
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CFSP Certified;	Unknown
Tantalum	H.C. Starck Inc	UNITED STATES	CFSP Certified;	Unknown
Tantalum	H.C. Starck Inc.	UNITED STATES	CFSP Certified;	Unknown
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CFSP Certified;	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	CFSP Certified;	Unknown
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CFSP Certified;	Unknown

Gold	Heraeus Ltd. Hong Kong	HONG KONG	CFSP Certified;	Unknown
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CFSP Certified;	Unknown
Tantalum	Hi-Temp	UNITED STATES	CFSP Certified;	Unknown
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CFSI List;	Unknown
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CFSI List;	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CFSP Certified;	Unknown
Gold	Hutti Gold Mines Limited	INDIA	No	India
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CFSI List;	Unknown
Tin	Hyundai-Steel	KOREA, REPUBLIC OF	No	Unknown
Tin	IBFL IND Brasileira de Ferroligas Ltda	BRAZIL	No	Unknown
Tin	INBRA IND E COM DE METAIS LTDA	BRAZIL	No	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	LBMA Audited	Unknown
Tungsten	International Metalworking Companies (IMC) & TaeguTec?	KOREA, REPUBLIC OF	No	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CFSP Certified;	Unknown
Gold	Istanbul Gold Refinery	TURKEY	CFSP Certified;	Unknown
Tungsten	Izawa Metal Co., Ltd	JAPAN	No	Unknown
Gold	Japan Mint	JAPAN	CFSP Certified;	Unknown
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CFSP Certified;	Unknown
Tungsten	Jiangsu Hetian Technological Material Co.,Ltd	CHINA	No	China
Gold	Jiangxi Copper Company Limited	CHINA	LBMA Audited	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CFSP Active;	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CFSI List;	Unknown
Tin	Jiangxi Nanshan	CHINA	CFSI List;	Unknown
Tungsten	Jiangxi Rare Metals Tungsten Holding Group., LTD (JXTC)	CHINA	CFSP Active;	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CFSP Active;	Unknown
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CFSP Certified;	Unknown
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CFSP Certified;	Unknown
Gold	Johnson Matthey Inc	UNITED STATES	CFSP Certified;	Unknown
Gold	Johnson Matthey Ltd	CANADA	CFSP Certified;	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CFSP Certified;	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	LBMA Audited	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CFSP Certified;	Unknown
Gold	Kanfort Industrial (HK) Limited	CHINA	No	Unknown
Gold	KAZ Minerals PLC	KAZAKHSTAN	No	Unknown
Gold	Kazzinc Inc.	KAZAKHSTAN	CFSP Certified;	Unknown
Tantalum	KEMET Blue Metals	MEXICO	CFSP Certified;	Unknown
Tantalum	Kemet Blue Powder	UNITED STATES	CFSP Certified;	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	CFSP Active;	Unknown
Tungsten	Kennametal Huntsville	UNITED STATES	CFSP Active;	Unknown
Gold	Kennecott Utah Copper LLC	UNITED STATES	CFSP Certified;	Unknown
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	CFSP Active;	Unknown
Gold	Kojima Chemicals Co., Ltd	JAPAN	CFSP Certified;	Unknown
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CFSI List;	Unknown
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	CZECH REPUBLIC	No	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	LBMA Audited	Unknown
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	CFSP Certified;	Unknown

Tin	L. Possehl & Co. mbH	GERMANY	No	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CFSI List;	Unknown
Tin	Linwu Xianggui Smelter Co	CHINA	CFSI List;	Unknown
Tantalum	LSM Brasil S.A.	BRAZIL	CFSP Certified;	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CFSP Certified;	Unknown
Gold	Ltd. Gold trading company	CHINA	No	Unknown
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CFSI List;	Unknown
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	CFSP Certified;	Brazil
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CFSP Certified;	Unknown
Tin	Malaysian Aluminium & Alloys (M) Sdn Bhd	MALAYSIA	No	Unknown
Tungsten	Malipo Haiyu Tungsten Co., Ltd. (Xiamen Tungsten Co., Ltd)	CHINA	CFSP Certified;	Unknown
Tin	Marco Metales de México, S. De R.L. De C.V.	BOLIVIA	No	Unknown
Gold	Materion	UNITED STATES	CFSP Certified;	Unknown
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CFSP Certified;	Unknown
Tin	Matsuo Handa Co., Ltd.	JAPAN	No	Unknown
Tin	Matsushima Metals Co., Ltd.	JAPAN	No	Unknown
Tin	Mecomsa, S.A. de C.V.	PERU	No	Unknown
Tin	Melt Metais e Ligas S/A	BRAZIL	CFSP Certified;	Unknown
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	No	Scrap/Recycled
Tantalum	Metaldo Co., Ltd.	JAPAN	No	Scrap/Recycled
Tin	Metallo Chimique	BELGIUM	CFSP Certified;	Unknown
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA	CFSP Certified;	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CFSP Certified;	Unknown
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CFSP Certified;	Unknown
Gold	Metalor Technologies (Suzhou) Co., Ltd.	CHINA	CFSP Certified;	Unknown
Gold	Metalor Technologies SA	SWITZERLAND	CFSP Certified;	Unknown
Gold	Metalor USA Refining Corporation	UNITED STATES	CFSP Certified;	Unknown
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CFSP Certified;	Mexico
Tin	Metropolitan Alloys Corp	UNITED STATES	No	Unknown
Tin	Mineração Taboca S.A.	BRAZIL	CFSP Certified;	Brazil
Tin	Minsur	PERU	CFSP Certified;	Peru
Gold	Mitsubishi Materials Corporation	JAPAN	CFSP Certified;	Unknown
Tantalum	Mitsui Mining & Smelting	JAPAN	CFSP Certified;	Unknown
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CFSP Certified;	Unknown
Tantalum	Molycorp Silmet A.S.	ESTONIA	CFSP Certified;	Unknown
Gold	Morris and Watson Ltd	NEW ZEALAND	No	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	LBMA Audited	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY	CFSP Certified;	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CFSP Certified;	Unknown
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	LBMA Audited	Unknown
Tin	Ney Metals & Alloys	UNITED STATES	No	Peru
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CFSP Active;	Unknown
Gold	Nihon Material Co. LTD	JAPAN	CFSP Certified;	Unknown
Tin	Ningbo Jintian copper (Group ) Company Limited	CHINA	No	Unknown
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CFSP Certified;	Unknown
Tungsten	Nippon Tungsten Co., Ltd.	JAPAN	No	Unknown

Tin	Norteña de Metales, SA	SPAIN	No	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CFSP Active;	Unknown
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CFSP Active;	Unknown
Tin	OAO Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CFSI List;	Unknown
Gold	Ohio Precious Metals LLC.	UNITED STATES	CFSP Certified;	Unknown
Gold	Ohio Precious Metals, LLC	UNITED STATES	CFSP Certified;	Unknown
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CFSP Certified;	Unknown
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CFSP Certified;	Unknown
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	LBMA Audited	Unknown
Gold	OJSC Krastvetmett	RUSSIAN FEDERATION	CFSP Certified;	Unknown
Tin	OMSA	BOLIVIA	CFSP Certified;	Unknown
Gold	PAMP SA	SWITZERLAND	CFSP Certified;	Will not disclose
Tin	PENINSULAR DE LATÓN SA	SPAIN	No	Unknown
Tin	Perusahaan Sadur Timah Malaysia (Perstima) Berhad	MALAYSIA	No	Unknown
Gold	PHILIPPINE ASSOCIATED SMELTING AND REFINING CORPORATION	PHILIPPINES	No	Unknown
Tantalum	Plansee	AUSTRIA	CFSP Certified;	Unknown
Tantalum	Plansee SE Liezen	AUSTRIA	CFSP Certified;	Unknown
Tantalum	Plansee SE Reutte	AUSTRIA	CFSP Certified;	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	LBMA Audited	Unknown
Tin	Productos Minerales del Norte S.A. de C.V.	BOLIVIA	No	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CFSP Certified;	Indonesia
Tin	PT Artha Cipta Langgeng	INDONESIA	CFSP Active;	Unknown
Tin	PT Babel Inti Perkasa	INDONESIA	CFSP Certified;	Indonesia
Tin	PT Bangka Kudai Tin	INDONESIA	CFSP Active;	Unknown
Tin	PT Bangka Putra Karya	INDONESIA	CFSP Certified;	Unknown
Tin	PT Bangka Putra Karya	INDONESIA	CFSP Certified;	Unknown
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CFSP Active;	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	CFSP Certified;	Unknown
Tin	PT Belitung Industri Sejahtera	INDONESIA	CFSP Active;	Unknown
Tin	PT Bellitin Makmur Lestari	INDONESIA	CFSP Active;	Unknown
Tin	PT Bukit Timah	INDONESIA	CFSP Certified;	Indonesia
Tin	PT DS Jaya Abadi	INDONESIA	CFSP Certified;	Unknown
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CFSP Certified;	Indonesia
Tin	Pt Inti Stania Prima	INDONESIA	CFSP Active;	Unknown
Tin	PT Karimun Mining	INDONESIA	CFSP Active;	Unknown
Tin	PT Koba Tin	INDONESIA	CFSI List;	Indonesia
Tin	PT Mitra Stania Prima	INDONESIA	CFSP Active;	Unknown
Tin	PT Panca Mega Persada	INDONESIA	CFSP Active;	Unknown
Tin	PT Prima Timah Utama	INDONESIA	CFSP Certified;	Unknown
Tin	PT REFINED BANGKA TIN	INDONESIA	CFSP Certified;	Unknown
Tin	PT Sariwiguna Binasentosa	INDONESIA	CFSP Certified;	Unknown
Tin	PT Stanindo Inti Perkasa	INDONESIA	CFSP Certified;	Unknown
Tin	PT Tambang Timah	INDONESIA	CFSP Certified;	Unknown
Tin	PT Timah (Persero), Tbk	INDONESIA	CFSP Certified;	Unknown
Tin	PT Tinindo Inter Nusa	INDONESIA	CFSP Active;	Unknown
Gold	PX Précinox SA	SWITZERLAND	CFSP Certified;	Unknown

Tantalum	QuantumClean	UNITED STATES	CFSP Certified;	Unknown
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CFSP Certified;	Unknown
Tantalum	REMELT SOURCES, INC.	UNITED STATES	No	China
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	CFSP Certified;	Scrap/Recycled
Gold	Royal Canadian Mint	CANADA	CFSP Certified;	Unknown
Tin	Rui Da Hung	TAIWAN	CFSP Active;	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	CFSP Active;	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CFSI List;	Unknown
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CFSP Certified;	Unknown
Gold	Schöne Edelmetaal B.V.	NETHERLANDS	CFSP Certified;	Unknown
Gold	SEMPSA Joyeria Plateria SA	SPAIN	CFSP Certified;	Unknown
Gold	SEMPSA Joyería Platería SA	SPAIN	CFSP Certified;	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co. Ltd.	CHINA	No	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CFSP Certified;	Unknown
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CFSI List;	China
Tin	Shaoxing Tianlong Tin Materials Co., Ltd (Damno Tin Materials Co., Ltd)	CHINA	No	Unknown
Tin	SHENZHEN BOSHIDA SODERING TININDUUSTRIAL CO,LTD	CHINA	No	Unknown
Tin	Shenzhen City Thai Industrial CO., LTD.	CHINA	No	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CFSP Active;	Unknown
Tin	SIP Resources	INDONESIA	No	Unknown
Gold	So Accurate Group, Inc.	UNITED STATES	CFSI List;	Scrap/Recycled
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CFSP Active;	Unknown
Tin	Soft Metais, Ltda.	BRAZIL	CFSP Active;	Unknown
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CFSP Certified;	Unknown
Tin	Solderindo	INDONESIA	No	Unknown
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CFSP Certified;	Unknown
Tin	STANCHEM Sp. j.	INDONESIA	No	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CFSP Certified;	Japan, USA
Tantalum	Taki Chemical	JAPAN	CFSP Certified;	Unknown
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CFSP Certified;	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CFSP Active;	Burma, Cambodia, Thailand, Australia, USA
Tantalum	Telex	UNITED STATES	CFSP Certified;	Scrap/Recycled
Tin	Thaisarco	THAILAND	CFSP Certified;	Unknown
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	LBMA Audited	Unknown
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CFSP Certified;	Unknown
Gold	Tokuriki Honten Co., Ltd	JAPAN	CFSP Certified;	Japan
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CFSI List;	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CFSI List;	Scrap/Recycled
Tantalum	Ulba	KAZAKHSTAN	CFSP Certified;	Unknown
Gold	Umicore Brasil Ltda	BRAZIL	CFSP Certified;	Unknown
Gold	Umicore Precious Metals Thailand	THAILAND	CFSP Certified;	Unknown
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CFSP Certified;	Unknown
Tin	UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN	No	Unknown
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CFSP Certified;	Scrap/Recycled
Gold	Valcambi SA	SWITZERLAND	CFSP Certified;	Unknown
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CFSP Active;	Vietnam

Tungsten	Voss Metals Company, Inc.	UNITED STATES	No	Scrap/Recycled
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CFSP Active;	Unknown
Gold	WENZHOU YIHUA COMMUNICATED CONNECTOR CO., LTD	CHINA	No	Unknown
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CFSP Certified;	Unknown
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CFSP Certified;	Unknown
Tungsten	Western Metal Materials Co.,ltd	CHINA	No	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CFSP Certified;	Brazil
Tungsten	Winner Tungsten Products Co., LTD.	CHINA	No	Unknown
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CFSP Active;	Unknown
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CFSP Active;	Russia
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. (Xiamen Tungsten Co., Ltd.)	CHINA	CFSP Certified;	Unknown
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CFSP Certified;	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CFSP Active;	Unknown
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CFSP Active;	Unknown
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CFSP Certified;	Unknown
Gold	Yokohama Metal Co., Ltd.	JAPAN	CFSP Active;	Scrap/Recycled
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CFSP Active;	Unknown
Gold	Yunnan Copper Industry Co Ltd	CHINA	CFSI List;	Australia, Chile, Laos, Unsure of additional facilities
Tin	Yunnan Tin Company, Ltd.	CHINA	CFSP Certified;	Unknown
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA	No	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	LBMA Audited;	Unknown
Tantalum	Zhuzhou Cement Carbide	CHINA	CFSP Certified;	China
Gold	Zijin Mining Group Co. Ltd	CHINA	LBMA Audited;	DRC, China, Kyrgyzstan, Tadjikistan